EXHIBIT 99.1
News
For Immediate Release
January 23, 2019

MINERALS TECHNOLOGIES DECLARES QUARTERLY DIVIDEND
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NEW YORK, January 23 -- Minerals Technologies Inc. (NYSE: MTX) today declared a regular quarterly dividend of $0.05 per share on the Company’s common stock. The dividend is payable on March 7, 2019 to stockholders of record on February 15, 2019.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a resource- and technology-based growth company that develops, produces and markets worldwide a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. MTI serves the paper, foundry, steel, construction, environmental, energy, polymer and consumer products industries. The Company reported sales of $1.676 billion in 2017. For further information, please visit our website at www.mineralstech.com. (MTI-D)

Investor Contact: Cindi Buckwalter
212-878-1831

Media Contact:
Michael Landau
212-878-1840